As filed with the Securities and Exchange Commission on January 8, 2003

Registration No.___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOORE MEDICAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-1897821
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

MOORE MEDICAL CORP.
P.O. Box 1500
389 John Downey Drive
New Britain, CT 06050-1500
(Address of Principal Executive Offices)

Moore Medical Corp. 2000 Incentive Compensation Program
(Full Title of the Plan)

John M. Zinzarella
Vice President of Finance, Treasurer and Chief Financial Officer
Moore Medical Corp.
389 John Downey Drive
New Britain, CT 06050-1500
(Name and Address of Agent For Service)

860-826-3600
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Dennis J. Block, Esq.
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, NY 10038
212-504-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $.01 par value	505,000(3)	$7.39	$3,731,950	$343.34

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of securities to be offered or sold as result of any adjustments made in connection with stock splits, stock dividends or similar events.

Pursuant to Rule 415 under the Securities Act, the securities being registered are to be offered on a delayed or continuous basis.

(2)
Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low sales prices of the Common Stock on January 3, 2003, of $7.39, as reported on The American Stock Exchange.

(3)
Registers 505,000 shares of Common Stock issuable under options heretofore or hereafter granted under the Registrant’s 2000 Incentive Compensation Program (the “Program”); also registers reoffers and resales, pursuant to the “reoffer prospectus” included herein, of such securities by persons who may be affiliates (as defined under Rule 405 of the Securities Act) of the Company.

PART I

SECTION 10(a) PROSPECTUS; REOFFER PROSPECTUS

Section 10(a) Prospectus:    The documents containing the information specified in Part I of this Form S-8 will be given to option holders under the Program pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the “Commission”). Such documents, together with the documents incorporated by reference in this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus.    The material that follows, up to but not including the page beginning Part II of the Registration Statement of which the Prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act, in accordance with General Instruction C of Form S-8 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of the shares that have been acquired by the Selling Stockholders.

REOFFER PROSPECTUS

MOORE MEDICAL CORP.

505,000 shares of Common Stock

This Reoffer Prospectus (the “Prospectus”) relates to the reoffer and resale of up to 505,000 shares (the “Shares”) of our Common Stock, par value $0.01 per share (the “Common Stock”), issuable on exercise by officers or directors who may be deemed to be affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) (“Selling Stockholders”) of options granted, prior to the date of this Prospectus or thereafter, under our 2000 Incentive Compensation Program (the “Program”), including 58,500 shares issuable on exercise of options held as of the date of this Prospectus by officers and a director, as listed on pages 11 and 12 of this Prospectus under “Selling Stockholders.” We will not receive any of the proceeds from such sales, except for the exercise price in connection with the exercise of options.

The Selling Stockholders propose to sell the Shares from time to time in transactions occurring either on or off The American Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, which are expected to receive customary commissions or discounts. The Selling Stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of Shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

Our Common Stock trades on The American Stock Exchange under the trading symbol “MMD.” On January 3, 2003, the closing market price of our Common Stock was $7.39 per share.

        Investing in our stock has serious risks. You should buy our stock only if you can afford to lose your investment. See “ Risk Factors,” beginning on page 4.

The mailing address of our principal executive offices is: Moore Medical Corp., P.O. Box 1500, 389 John Downey Drive, New Britain, Connecticut 06050-1500. Our telephone number is (860) 826-3600.

The date of this Prospectus is January 8, 2003.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

PROSPECTUS SUMMARY

The Company
Moore Medical Corp. (the “Company,” “Moore Medical,” “we” or “us”) is an Internet-enabled, multi-channel marketer and distributor of medical, surgical and pharmaceutical products to approximately 100,000 health care practices and facilities in non-hospital settings nationwide, including physicians, emergency medical technicians, schools, correctional institutions, municipalities, occupational/industrial health doctors and nurses, and other specialty practice communities. Moore Medical also serves the medical/surgical supply needs of over 26 customer community affiliates. We market to and serve our customers through direct mail, industry-specialized telephone support staff, field sales representatives, and the Internet. Our direct marketing and distribution business has been in operation for over 50 years.

Common Stock Being Offered
This Prospectus relates to the reoffer by the Selling Stockholders of up to 505,000 shares of Common Stock, which they may acquire upon the exercise of options held by and issued under the Program. The Selling Stockholders, as officers or directors, may be deemed to be our affiliates (as defined in Rule 405 under the Securities Act).

Common Stock Outstanding after the Offering
As of December 28, 2002, we had (exclusive of 56,030 treasury shares) 3,189,784 shares of Common Stock outstanding. At that date, options for an aggregate of approximately 145,000 shares of our Common Stock were outstanding under the Program, including options held by Selling Stockholders for 58,500 shares, of which options for 17,125 shares are or become exercisable within 60 days of the date of this Prospectus.

Use of Proceeds
We will not receive any proceeds from the sale of the Shares offered by the Selling Stockholders. However, we will receive the exercise price paid by Selling Stockholders upon the exercise of options. Assuming that only options exercisable or which are subject to becoming exercisable within 60 days of the date of this Prospectus are exercised, we will receive approximately $360,000 on such option exercises. If all of the options presently held by the Selling Stockholders are exercised, we will receive approximately $1,085,000. See “Use of Proceeds.” We anticipate using any such proceeds for general corporate purposes, including working capital.

American Stock Exchange Market Symbol	Our trading symbol on The American Stock Exchange is MMD.

Risk Factors	See “ Risk Factors” beginning on page 4 for discussion of risk factors that should be considered by prospective investors.

RISK FACTORS

Consider the following risks carefully before making a decision to buy our Common Stock. You could lose all or part of your investment if our business suffers because one of these risks actually occurs.

The healthcare products distribution business is intensely competitive.

We compete with numerous other companies, including several major manufacturers and distributors. Our products are available from many other sources, and our customers tend to have relationships with several distributors. Consolidations among healthcare product distributors (through acquisitions, mergers and joint ventures) could add to the number of competitors who may have advantages in product procurement costs and the ability to lower prices, as well as economies of scale. Many of our competitors have greater financial and other resources than we do; they may, therefore, be able to exploit opportunities and adjust to unforeseen developments better than we can. In addition, new online competitors providing aggressive pricing, rapid delivery and new services could adversely affect us.

Customer consolidations limit our pricing flexibility.

As healthcare practices consolidate into larger and more geographically spread organizations, and with the development of large, sophisticated buying groups, we expect that there will continue to be a growing number of large customers who will require their distributor to be able to offer intensely competitive prices, rapid delivery and new services. We cannot ensure that we will be able to compete aggressively on price.

There may be decreasing reliance on distributors as manufacturers establish direct sales channels.

Drug manufacturers have attempted to increase revenues and cut costs by reducing their use of distributors. They have introduced Internet-based technologies, which give them the ability to sell directly to end-users online. As a result, we and other independent healthcare distributors could experience a declining share of the healthcare products market.

Changes in the availability or saleability of products could adversely affect us.

Distributors in the healthcare products industry have on occasion had inventory surpluses or shortages of particular products. We have marked down our inventory of a product when, for example, it became difficult to sell it at our cost because of the introduction of a lower-priced alternative. Shortfalls in supply may result from a raw materials shortage, interruption in a manufacturer’s regulatory compliance or a manufacturer’s misestimation of market requirements. For example, in the third quarter of 2000, there was a shortage in the availability of flu vaccine as a result of low production. We may not be able to make up lost revenues arising from a product’s unavailability, even if it becomes more readily available in subsequent periods.

Disruptions or cost increases in shipping can adversely affect us.

Shipping is a significant expense in our business. We currently ship almost all of our U.S. orders by United Parcel Service and typically bear the cost of shipment. Accordingly, any significant increase in shipping rates, such as those resulting from increased fuel costs, could have an adverse effect on our operations. Similarly, strikes or other service interruptions by trucking companies could cause our operating expenses to increase and delay our receipt of inventory items and our deliveries to customers.

Intellectual property claims may be costly.

We cannot predict whether others will assert claims of infringement against us. Since we employ software and other technology for our online operations and provide informative messages, articles and other content on our web sites, we may face claims and potential liability for copyright, patent or other intellectual property right infringement, invasion of privacy, defamation and similar claims. We may in the future become subject to liability for unauthorized use of third-party content, or for information collected from and about our users. If we need to defend against any of these or similar claims, we may face costly litigation, delay and diversion of technical and management personnel.

We may also have to develop non-infringing technology or content or enter into royalty or licensing agreements. Such agreements may not be available on terms acceptable to us. A successful claim of infringement against us would adversely affect us if we were unable to develop non-infringing technology or content or to license the infringed or similar technology on a timely and acceptable basis.

We may become subject to new sales tax collection obligations.

We currently collect sales taxes for shipments to Connecticut, Florida and California, the states in which we have, or recently have had, a distribution center, and in about ten other states where we may meet sales tax collection guidelines. We could be adversely affected if a jurisdiction in which we do not collect sales taxes seeks to impose collection obligations on us or tries to hold us liable for non-collections.

In addition, a federal moratorium, under the 1998 Internet Tax Freedom Act, on newly legislated sales taxes on interstate online purchases is due to expire on November 1, 2003. The moratorium may expire without new legislation, or new legislation may impose a sales tax on Internet transactions. In either event, some online purchasers and sellers could lose advantages that they now enjoy, and we could be faced with new administrative burdens.

Our business is subject to various federal, state and local laws covering the distribution of pharmaceuticals and medical devices.

Among the federal laws with which we must comply are:

•
The Food, Drug, and Cosmetic Act, which regulates the introduction, manufacture, advertising, labeling, packaging, storage, handling, marketing and distribution of, and record keeping for, pharmaceuticals and medical devices shipped in interstate commerce.

•
The Prescription Drug Marketing Act of 1987, which requires a distributor who sells pharmaceuticals for resale (as we do) to register with a federal agency and to acquire a license in each state in which it conducts business, in accordance with federally established guidelines on storage, handling and record maintenance.

•	A federal “anti-kickback” statute prohibiting remuneration to induce the purchase of items reimbursable under federally funded healthcare programs such as Medicare and Medicaid.

•
The Controlled Substances Act, which requires us, as a distributor of some controlled substances, to register with a governmental agency and subjects us to inspection by the Federal Drug Enforcement Agency.

Our management believes that we are in material compliance with, and we have all permits and licenses required, under applicable laws and regulations. However, violation of these laws or related regulations could cause a suspension or interruption of our pharmaceutical or medical device distribution and could subject us to civil and criminal penalties.

Changes in legislation or in insurance programs could adversely affect us.

The healthcare products industry has changed significantly in recent years in response to pressures to reduce the cost of healthcare products and services. These changes include:

•	reductions in governmental support of healthcare products and services,

•	changes in legislation and regulations governing the delivery or pricing of healthcare products and services, and

•	increased use of managed care.

These changes have pressured healthcare practitioners to economize on their costs by reducing the prices they are willing to pay. These trends inhibit our flexibility in setting prices for our products. We expect that our industry will continue to change significantly as a result of governmental direction or influence to cut costs. We cannot predict whether any further changes in legislation, regulations or insurance programs will occur or what effect they might have on us.

Our shareholder rights plan may discourage third party offers to acquire us.

On November 18, 1998, our Board of Directors adopted a Shareholder Rights Plan and declared a dividend of one right for each outstanding share of Common Stock. The rights, which are designed to guard against takeover attempts at prices that do not reflect the Company’s full value or which are conducted on terms that our Board does not approve as being in our shareholders’ best interests, may deter a third party from acquiring us.

Our change of control provisions may discourage third party offers to acquire us.

We have a Change of Control/Change of Position Plan (the “COC” Plan”), which entitles some of our executives to severance payments if there should be a change of position following a change of control. Generally, a change of control entails a change, not approved by our Board, of 50% or more of the ownership of our Common Stock or in the composition of the majority of our Board, and a change of position entails either our terminating a participant’s employment or a participant’s resigning after an adverse change in the participant’s duties.

Our three most senior executive officers and two vice presidents are currently participants under the COC Plan. The maximum total amount of severance payments that we would be required to pay to those five participants upon a change of control and changes of positions is approximately $840,000. In addition, some of the stock options we have granted contain change of control provisions that may accelerate the vesting of otherwise unexercisable installments of the options. At present, 17,250 shares of our Common Stock could become exercisable after a change of control. The change of control/position provisions, which are designed to help us attract and retain talent by cushioning the effect that a change of control might have on our executives’ careers or positions, may make it more expensive for a third party to acquire us.

The market price and trading volume of our Common Stock has been volatile.

The market price and trading volume of our Common Stock have fluctuated significantly. During the fiscal year ended December 28, 2002, our Common Stock traded on The American Stock Exchange at a high of $10.00 and at a low of $6.05, and on January 3, 2003, it closed at $7.39. Its daily trading volume during this period fluctuated between 100 and 30,000 shares. The trading price and volume of our Common Stock may continue to be volatile in response to many factors, including:

•	our reported or anticipated quarterly revenues or operating results, and

•	conditions or trends in the Internet or e-commerce industry.

We may not succeed in our strategy to transform ourselves into an integrated, multi-channel marketing and sales enterprise in which e-commerce plays an increasingly important role.

We market and distribute medical and surgical products—and, to a lesser extent, pharmaceuticals—nationwide to professional healthcare practitioners operating in specialty practice areas in non-hospital settings.

Historically, we marketed our products mostly through catalogs and by telemarketing. Since 1999, we have been transforming ourselves into an integrated, multi-channel marketing and sales enterprise in which e-commerce plays an increasingly important role. As a result, our business has changed from one relying on catalogs and telesales into one that is multi-channeled, offline and online, and e-commerce enabled.

Our strategy involves, among other things:

•	attracting new customers and transferring existing customers to our web sites, and

•	enhancing our e-commerce capabilities.

Since we enhanced our web site in 1999, almost all of our revenues continue to come from our catalog sales. We cannot assure you that our strategy will increase our revenues and income.

Period-to-period comparisons of our financial results are not necessarily meaningful.

Because we have had only limited operating experience in e-commerce marketing, our earlier operating history does not necessarily provide meaningful information on which to evaluate our business and prospects.

Period-to-period comparisons may not be good indicators of subsequent performance because revenues and expenses may fluctuate significantly for a number of reasons, not all of which are in our control. These include:

•	the degree of customer acceptance of our web sites,

•
the fluctuating amounts and irregular timing of some of our operating costs related to the timing of publication of our direct mail catalogs and other unevenly timed expenses (for example, for developing specialty practice catalogs, recruitment fees, sponsoring online banners, and prospecting online and offline for new customers through mailing lists),

•	capital expenses for implementing our multi-channel transformation strategy,

•	technical difficulties or disruptions affecting our web sites,

•	the performance by third parties in connection with the operation of our web sites,

•	the amount and timing of our investments in, or acquisitions of, web sites serving specialty professional practice communities,

•	our competitors’ introduction of new web sites,

•	price competition, and

•	governmental regulations related to use of the Internet for commerce or to the sale or distribution of medical and surgical supplies or pharmaceuticals.

Therefore, period-to-period comparisons of our financial results are not necessarily meaningful, and you should not rely on them as an indication of our future performance.

In addition, the securities markets have experienced extreme price and volume fluctuations generally, and the market prices and trading volume of e-commerce company stock have been especially volatile. These broad market and industry factors may adversely affect the market price of our Common Stock, regardless of our actual revenues or operating performance.

Web sites may be subject to disruption.

Any system failure that causes a disruption in the operation of our web sites or a delay in their responsiveness reduces customer traffic and sales. Our web sites have, on occasion, experienced interruptions that made them unavailable for short periods, slowed their response time, or prevented us from efficiently fulfilling orders and similar problems may occur in the future.

We rely on a third party and its computer server infrastructure to host our online website network under a contractual arrangement that ends on December 15, 2003.

Security breaches could occur on our web sites.

Our web sites are vulnerable to security breaches and similar threats, including break-ins, network attacks, computer viruses and similar disruptive problems. Inappropriate use of our network by third parties could jeopardize the security of confidential information stored in our computer systems. Security problems caused by third parties also could lead to interruption and delay or to the cessation of service to our customers. Although we have had no significant online security problems, the costs and resources required to alleviate such problems may be significant and could adversely affect our revenues and the results of our operations.

Our web sites may be vulnerable to credit card fraud.

To securely receive and transmit confidential information, such as customer credit card numbers, we rely on encryption and authentication technology that we license from third parties. Since our activities and those of our contractors involve storage and transmission of credit card numbers or other confidential information, security breaches could result in the fraudulent use of credit card data, damage our reputation and expose us to losses or litigation and possible liability. Under current credit card practices, a merchant is liable for fraudulent credit card transactions where, as is the case with online transactions, it does not obtain a cardholder’s signature.

We may not be able to keep up with rapidly changing technological and Internet developments.

E-commerce markets are affected by rapid change in technology, industry standards, and customer preferences and requirements. Inability to keep up with these changes could harm our business. These changes could render our web sites, operational infrastructure and operating practices obsolete. We could incur substantial expense to modify or adapt our sites, infrastructure and practices. To be successful, we must anticipate and respond to such changes, which we may not accomplish in a timely and cost-effective manner or which may be beyond our financial or technical resources. Many of our competitors have substantially more resources to develop technology solutions than we do.

The future success of our web sites will depend, in part, on our ability to track the behavior of visitors on our sites so that we can effectively market our products and services to them. Federal or state laws or regulations that restrict our ability to assemble and use information about our web sites’ visitors could adversely affect our business. Moreover, Internet users may avoid web sites which track their online behavior. If this occurred on a widespread basis, it could adversely affect our business.

There may be additional governmental regulation of the Internet.

Internet law remains largely unsettled, even in areas where there has been some legislative action. It could take years to determine how existing laws, such as those governing intellectual property, privacy, libel, contracts and taxation, apply to the Internet. In addition, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. Adoption or modification of laws or regulations relating to the Internet could adversely affect our business.

FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference into this Prospectus contain forward-looking statements that involve risks and uncertainties.

This Prospectus contains statements about future events and expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations regarding the Company’s future economic performance, taking into account the information that is currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties (including, but not limited to, economic, competitive, governmental and technological factors outside our control) that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to:

Business Strategy Factors:

•	The inability to generate adequate revenues and income from our transformation into a multi-channel, e-commence enabled marketer and distributor.

•	Changes in demand for our products.

•	Pressures on revenues resulting from, for example, customer consolidations or changes in customer buying patterns.

•	Changes in the availability or salability of products manufactured by our suppliers.

Operating Factors:

•	Unforeseen web site hosting or other service disruptions, or online credit card fraud or security breaches in our web sites.

•	Failure to keep up with rapidly changing technologies or Internet developments.

•	Loss of the single facility that houses our internal systems.

•
Disruptions in, or cost increases for; services or systems upon which we are dependent, such as the trucking companies that deliver products from our suppliers, common carriers (such as United Parcel Service and Federal Express) that deliver products to our customers, telecommunication services, computer systems services and printing services.

Competitive Factors:

•
Intense competition in health care product distribution from distributor consolidations, new online entrants and pricing pressures from larger distributors able to benefit from economies of scale or other operating efficiencies.

Governmental Factors:

•	Changes in, or compliance with, laws regulating the distribution of drugs and medical devices.

•
Changes in governmental support or insurance coverage of health care products or services, including potential governmental reductions in health care funding affecting our customers’ services or revenues.

•	New governmental regulation of the Internet.

•	New sales tax collection obligations.

General Economic Factors:

•	The effect of general economic conditions, inflation and interest rates.

•	Changes in currency exchange rates and political and economic conditions nationwide.

Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that the Company’s expectations will be achieved. We qualify any forward-looking statements entirely by these cautionary factors, and readers are cautioned not to place undue reliance on forward-looking statements.

The words “believe,” “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “objective,” “seek,” “strive,” “might,” “likely result,” “build,” “grow,” “plan,” “goal,” “expand,” “position,” or similar words, or the negatives of these words, or similar terminology, are intended to identify forward-looking statements.

The forward-looking statements contained in this Prospectus only speak as of the date of this Prospectus. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statements to reflect any change in management’s expectations or any change in events, conditions or circumstances upon which the forward-looking statements are based.

SELLING STOCKHOLDERS

This Prospectus covers possible sales by the Selling Stockholders who are officers or directors of the Company of Shares that they may acquire through the exercise of options granted under the Program; such officers and directors may be affiliates (as such term is defined in Rule 405 under the Securities Act) of the Company. The names of such officers, as of the date of this Prospectus, are listed below, along with (i) the number of shares of Common Stock currently beneficially owned by each such person, (ii) the number of Shares subject to options offered by each such person for sale hereby, (iii) the number of shares of Common Stock to be owned by each such person following the completion of the offering contemplated hereby and (iv) the percentage that such shares will bear to the number of outstanding shares of Common Stock at such time. The number of Shares offered for sale by each Selling Stockholder may be updated in, and additional individuals who may be or may become affiliates of the Company may be added as Selling Stockholders hereunder by, supplements and/or amendments to this Prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act. As the Company is unable, as of the date of this Prospectus, to determine the date of the completion of the offering hereunder, the number of shares and percentages shown hereunder are computed with reference to the 3,189,784 shares of Common Stock of the Company outstanding as of December 28, 2002 and giving effect to the exercise of the options.

Selling Stockholder (1)	Number of Shares Beneficially Owned (2)	Number of Shares Offered Hereby (3)	Number of Shares Beneficially Owned After Completion of Offering (4)	Percentage of Shares Beneficially Owned After Completion of Offering (4)

John M. Zinzarella,	1,625(5)	16,500	—	*
Vice President of Finance, Treasurer & Chief Financial Officer

Jon Garrity,	13,800(6)	10,000	11,300(7)	*
Senior Vice President, Supply Chain

Jerry Flasz,	10,000(8)	20,000	—	*
Executive Vice President and Chief Technology Officer

Peter A. Derow,	13,000(9)	12,000	10,000	*
Director

* Less than 1%.

(1)
In reliance upon Item 2(b) of General Instruction C to Form S-8 under the Securities Act, the officers of the Company listed above as Selling Stockholders have been listed herein whether or not such persons have a present intent to reoffer or resell any or all of the shares listed as owned by them and being offered hereby.

(2)
Reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes shares subject to options that are exercisable within 60 days.

(3)	Includes shares issuable upon exercise of options currently granted to the Selling Stockholder, whether or not such options are exercisable within 60 days.

(4)	Assumes the exercise of all presently exercisable options by the Selling Stockholders and the sale of all shares offered by the Selling Stockholders under this Prospectus.

(5)	Includes 1,625 shares issuable under options exercisable within 60 days.

(6)	Includes 12,500 shares issuable under options exercisable within 60 days of which 10,000 shares were not issued under the program.

(7)	Includes 10,000 shares issuable under options that were not issued under the program and are exercisable within 60 days.

(8)	Includes 10,000 shares issuable under options exercisable within 60 days.

(9)	Includes 3,000 shares issuable under options exercisable within 60 days.

PLAN OF DISTRIBUTION

The shares, which are issuable upon the exercise of the options, may be sold pursuant to this Prospectus by the Selling Stockholders. These sales may occur in privately negotiated transactions or through brokers and dealers, as agents, or to brokers and dealers, as principals who may receive compensation in the form of discounts, concessions or commissions not exceeding those customary in similar transactions from the Selling Stockholders or from the purchasers of the Common Stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. The Selling Stockholders may sell Shares in transactions (including one or more block transactions) on The American Stock Exchange, in the public market off The American Stock Exchange, through put or call options transactions relating to the Shares or in a combination of such transactions. After the passage of the requisite period of time, the Selling Stockholders also may sell the Shares pursuant to Rule 144 under the Securities Act. The Company has been advised by the Selling Stockholders that they have not, as of the date of this Prospectus, made any arrangements relating to the distribution of the Shares. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from a Selling Stockholder in amounts to be negotiated prior to the sale. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder. In order to comply with the securities laws of certain states, if applicable, the Shares only will be sold through registered or licensed brokers or dealers.

Upon being notified by a Selling Stockholder that any material arrangement (other than a customary brokerage account agreement) has been entered into with a broker or dealer for the sale of Shares pursuant to this Prospectus through a block trade, purchase by a broker or dealer or similar transaction, the Company will file a supplemental prospectus pursuant to Rule 424(c) under the Securities Act disclosing (i) the name of each such broker-dealer, (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), (v) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the Prospectus, as supplemented, and (vi) any other facts material to the transaction.

The Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act by virtue of the position of the Selling Stockholder as an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company, number of shares of Common Stock to be sold or resold by such persons or the manner of sale thereof. If the Selling Stockholders or any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of Common Stock might be deemed underwriting discounts and commissions under the Securities Act.

In addition, any such broker or dealer may be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer.

The Selling Stockholders have advised the Company that any purchase or sale of the Common Stock by them will be in compliance with Regulation M (“Regulation M”) promulgated under the Exchange Act. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of the Company’s Common Stock (the “Distribution”) from directly or indirectly bidding for, or purchasing for any account in which he has a beneficial interest, any Common Stock or any right to purchase Common Stock, for a period of one business day prior to, and subsequent to completion of his or her participation in the Distribution (the “Distribution Period”). During the Distribution Period, Rule 104 (“Rule 104”) under Regulation M prohibits the Selling Stockholders and any other persons engaged in the Distribution from engaging in any stabilizing bid or purchasing the Common Stock except for the purpose of preventing or retarding a decline in the open market price of the Common Stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as any Selling Stockholder will be reoffering and reselling the Common Stock at the market, Rule 104 prohibits him or her from effecting any stabilizing transaction in contravention of Rule 104 with respect to the Common Stock.

USE OF PROCEEDS

We will pay all the expenses of the Registration Statement of which this Prospectus is a part. We will receive no proceeds from the sale by any Selling Stockholder of Shares under this Prospectus. We will receive the exercise price on all option exercises pursuant to which the Selling Stockholders acquire such Shares. Assuming that only options exercisable or which are subject to becoming exercisable within 60 days of the date of this Prospectus are exercised, we will receive approximately $360,000 on such option exercises. However, assuming that all options outstanding under the Program as of the date of this Prospectus become exercisable and are exercised, we will receive approximately $1,085,000 on such option exercises. We anticipate using any such proceeds for general corporate purposes, including working capital.

LEGAL MATTERS

The legality of the Shares being offered hereby will be passed on for us by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Proxy Statements on Schedule 14A, and may file Current Reports on Form 8-K and other information with the Commission. You may read and copy any document we file with the Commission at its public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at Northwest Atrium Center, 500D West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). In addition, our Common Stock is listed on The American Stock Exchange, and similar information concerning us can be inspected and copied at its offices at 86 Trinity Place, New York, New York 10006-1881.

We have filed with the Commission under the Securities Act a Registration Statement and related exhibits in connection with this Prospectus. The Registration Statement contains additional information about us. You may inspect the Registration Statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus. Any statement contained in a document that is incorporated by reference in this Prospectus is automatically updated and superseded if information contained in this Prospectus, or information that we later file with the Commission, modifies or replaces this information.

You should rely only on the information contained in this document and that we incorporate by reference. We have not authorized anyone to provide you with information that is different.

We incorporate by reference the following documents, which we have filed with the Commission:

•	our Annual Report on Form 10-K (including the portions of our Proxy Statement incorporated by reference therein) for our fiscal year ended December 29, 2001;

•	our Quarterly Reports on Form 10-Q for our fiscal quarters ended March 30, 2002, June 29, 2002 and September 28, 2002;

•	our Current Reports on Form 8-K dated July 12, 2002 and November 18, 2002;

•	our Registration Statement on Form 8-A filed (under the name Optel Corporation, our former corporate name) on May 17, 1985, and our Registration Statement on Form 8-A filed on December 30, 1998; and

•
all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits, unless they are specifically incorporated by reference in a document), please write to us at Moore Medical Corp., 389 John Downey Drive, New Britain, Connecticut 06050, Attention: Investor Relations, call us at 860-826-3600 and ask for Investor Relations at extension 3629, or contact us by e-mail to www.IR@mooremedical.com.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

We incorporate by reference the following documents, which we have filed with the Commission:

•	our Annual Report on Form 10-K (including the portions of our Proxy Statement incorporated by reference therein) for our fiscal year ended December 29, 2001;

•	our Quarterly Reports on Form 10-Q for our fiscal quarters ended March 30, 2002, June 29, 2002 and September 28, 2002;

•	our Current Reports on Form 8-K dated July 12, 2002 and November 18, 2002;

•	our Registration Statement on Form 8-A filed (under the name Optel Corporation, our former corporate name) on May 17, 1985, and our Registration Statement on Form 8-A filed on December 30, 1998; and

•
all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

Not applicable, inasmuch as the Company has securities of the class to be offered under this Registration Statement registered under Section 12 of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Our certificate of incorporation requires that we indemnify our directors and officers to the fullest extent provided by the Delaware General Corporation Law (the “DGCL”). The Company has directors and officers insurance. The DGCL does not permit a provision in a corporation’s certificate of incorporation that would eliminate a director’s liability (i) for a breach of his or her duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. While our certificate of incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate the duty. Accordingly, it will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director’s breach of his or her duty of care. The statutory provisions apply to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and do not apply to the officers of the corporation who are not directors. There is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description

5.1	Opinion of Cadwalader, Wickersham & Taft with respect to the legality of the securities being registered. (Filed herewith.)

23.1	Consent of PricewaterhouseCoopers LLP. (Filed herewith.)

23.2	Consent of Cadwalader, Wickersham & Taft. (Included in Exhibit 5.1)

24	Power of Attorney. (Included on signature page of this Registration Statement.)

99.1	2000 Incentive Stock Option Program. (Included as Exhibit A to the Company’s Proxy Statement filed with the Commission on May 30, 2000.)

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(ii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering thereof.

(b)
The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, when applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on the 8th day of January, 2003.

MOORE MEDICAL CORP.

By	/S/ LINDA M. AUTORE
Linda M. Autore President and Chief Executive Officer (Principal Executive Officer) January 8, 2003

By	/S/ JOHN M. ZINZARELLA
John M. Zinzarella Vice President of Finance, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer) January 8, 2003

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes Linda M. Autore and John M. Zinzarella, or either of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement, and appoints Linda M. Autore and John M. Zinzarella, or either of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post-effective amendments.

Name	Title	Date

/S/ LINDA M. AUTORE	Director	January 8, 2003
Linda M. Autore

/S/ CHRISTOPHER W. BRODY	Director	January 8, 2003
Christopher W. Brody

/S/ STEVEN KOTLER	Director	January 8, 2003
Steven Kotler

/S/ ROBERT H. STEELE	Director	January 8, 2003
Robert H. Steele

/S/ PETER A. DEROW	Director	January 8, 2003
Peter A. Derow

/S/ WILMER J. THOMAS, JR.	Director	January 8, 2003
Wilmer J. Thomas, Jr.

/S/ DAN K. WASSONG	Director	January 8, 2003
Dan K. Wassong

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cadwalader, Wickersham & Taft with respect to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cadwalader, Wickersham & Taft. (Included in Exhibit 5.1)

24	Power of Attorney. (Included on signature page to this Registration Statement.)

99.1	2000 Incentive Stock Option Program. (Included as Exhibit A to the Company’s Proxy Statement filed with the Commission on May 30, 2000.)